EXHIBIT 23.2
PRICEWATERHOUSECOOPERS

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis, MO 63101
                                                 Telephone (314) 206 8500


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 2001 relating to the financial statements and financial statement schedules of RightCHOICE Managed Care, Inc., which appears in RightCHOICE Managed Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
June 8, 2001